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                                                        Exhibit 23.1

                                January 4, 1994




Calfee, Halter & Griswold
800 Superior
Suite 1800
Cleveland, OH 44114


Attention:  Mr. Steve Knoop


Dear Mr. Knoop:

     We consent to the use of our report dated March 24, 1993 with respect to the consolidated financial statements of Stonhard, Inc. for the years ended December 31, 1992 filed with RPM, Inc.'s Current Report on Form 8-K dated October 26, 1993 and to the incorporation by reference of such report in RPM, Inc.'s Registration Statements on Form S-3 (Reg. No. 33-53566, Sentry Polymers, Inc. acquisition 33-44131, Chemical Coatings, Inc. acquisition, 33-50868, Liquid Yield Option Notes and 33-68222, Dynatron/Bondo Corporation acquisition) and Registration Statements on Form S-8 (Reg. No. 2-65508, 1979 Stock Option Plan, 33-32794, 1989 Stock Option Plan, and 33-54720, Retirement Savings Plan).





                            Haefele, Flanagan & Co.





Moorestown, New Jersey
January 5, 1993